UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2014

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

477 Madison Avenue New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (212) 785-2500

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE.

On August 6, 2014, Eagle Bulk Shipping Inc. (the “Company”) commenced a voluntary prepackaged case (the “Prepackaged Case”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”). On August 7, 2014, the Court entered an order approving the form of notice (the “Notice”) of (i) the commencement of the Prepackaged Case, and (ii) a combined hearing on the Company’s solicitation procedures, confirmation of the Company’s prepackaged plan of reorganization (the “Plan”), and the adequacy of the related disclosure statement (the “Disclosure Statement”). A copy of the Notice is being distributed to all holders of claims and equity security holders, among other parties-in-interest, and is available free of charge on the Company’s restructuring website at www.eaglebulkrestructuring.com. The reader is advised to read the Notice in its entirety. Among other things, the Notice provides notice of the following dates and deadlines in the Prepackaged Case:

●	September 2, 2014 at 5:00 p.m. (prevailing Eastern time): Deadline for the following types of creditors to file proofs of claim in the Prepackaged Case (the “Limited General Bar Date”):

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Claims arising from the rescission of a purchase or sale of a security of the Company, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a claim (“510(b) Claims”).

●	September 5, 2014 at 4:00 p.m. (prevailing Eastern time): Deadline for submitting objections to the Disclosure Statement, the Plan, or the solicitation procedures (the “Objection Deadline”);

●	September 18, 2014 at 10:00 a.m.: Hearing to consider the Company’s solicitation procedures, confirmation of the Plan, and the adequacy of the Disclosure Statement;

●

February 2, 2015 at 5:00 p.m. (prevailing Eastern time): Deadline by which governmental units holding 510(b) Claims must file proofs of claim (the “Governmental Bar Date” and, together with the Limited General Bar Date, the “Limited Bar Dates”).

In addition, the Notice contains general information regarding the Prepackaged Case, a summary of the terms of the Plan (including information regarding the treatment of claims and equity interests thereunder, and the discharge, release, exculpation, and injunction provisions contained therein) and the procedures for filing objections to the Company’s solicitation procedures, confirmation of the Plan, and the adequacy of the Disclosure Statement. Unless an objection is timely served and filed in accordance with the Notice by the Objection Deadline, it may not be considered by the Court.

The Notice also provides additional information regarding the Limited Bar Dates and the procedures for filing proofs of claim. As set forth in the Notice, any holder of a 510(b) Claim that is not excepted from the requirements for filing a proof of claim, and that fails to timely file a proof of claim in the appropriate form by the applicable Limited Bar Date, will be barred from asserting such claim against the Company and its estate and from participating in any distribution in the Prepackaged Case on account of such claim.

Parties may contact the Company’s Notice and Claims Agent at (877) 709-4746 (toll-free for U.S. callers) and (424) 236-7227 (for international callers) or EagleBulkInfo@kccllc.com with any questions regarding the Notice, or any information contained therein.

Nothing in this Current Report on Form 8-K shall constitute a solicitation of any holders of any of our indebtedness or our securities with respect to the matters contemplated in the Plan or Disclosure Statement or an offer to buy or sell, or a solicitation of an offer to buy or sell, any securities of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: August 8, 2014	By:	/s/ Adir Katzav
	Name:	Adir Katzav
	Title:	Chief Financial Officer